As filed with the Securities and Exchange Commission on May 25, 1995

                     Registration No. 33-31436
=================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549
                     ______________________
                     POST-EFFECTIVE AMENDMENT NO. 2
                     to
                     FORM S-3

                     REGISTRATION STATEMENT
                     Under
                     SECURITIES ACT OF 1933
                     _______________________

                     PECO ENERGY COMPANY
                     (Exact name of registrant as specified in its charter)

                     Pennsylvania                             23-0970240
            (State or other jurisdiction                     (I.R.S. Employer
            of incorporation organization)                Identification No.)

                     P.O. Box 8699
                     2301 Market Street, Philadelphia, PA 19101
                     (215) 841-4000
                     (Address, including zip code, and telephone number, including area code, of principal executive offices)

                     J. Barry Mitchell, Vice President
                     P.O. Box 8699
                     2301 Market Street, Philadelphia, PA 19101
                     (215) 841-4000
                     (Name, address, including zip code, and telephone number, including area code, of agent for service)

                     with copies to:

                     JAMES W. DURHAM, ESQUIRE
                     Senior Vice President and General Counsel
                     P.O. Box 8699
                     2301 Market Street, Philadelphia, PA  19101


ROBERT C. GERLACH, ESQUIRE                  ROBERT M. JONES, JR., ESQUIRE
Ballard Spahr Andrews &                     Drinker Biddle & Reath
   Ingersoll                                1100 Philadelphia National Bank
1735 Market Street                          Building
51st Floor                                  Philadelphia, PA  19107
Philadelphia, PA 19103-7599

=================================================================
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      On October 6, 1989, Philadelphia Electric Company (now PECO
Energy Company) (the "Company") filed Registration Statement No.
33-31436 on Form S-3 (the "Shelf Registration Statement") to
register $200,000,000 aggregate principal amount of
Collateralized Medium-Term Notes of the Company (the "Series A
Notes") to be sold from time to time pursuant to Rule 415 under the Securities Act of 1933.  The Shelf Registration Statement
became effective on October 12, 1989.  On May 5, 1994, the
Company filed Post-Effective Amendment No. 1 to the Shelf
Registration Statement to reflect the Company's name change from Philadelphia Electric Company to PECO Energy Company. As of
August 1995, only $800,000 aggregate principal amount of the
Series A Notes were still available for sale under the Shelf
Registration Statement.
          As a result, on August 5, 1994, the Company filed
Registration Statement No. 33-54935 on Form S-3 (the "Second
Shelf Registration Statement") to register an additional
$250,000,000 aggregate principal amount of Collateralized Medium-
Term Notes of the Company (the "Series B Notes").  The Second
Shelf Registration Statement registering the Series B Notes
became effective on May 10, 1995. Therefore, because the Company now has an additional $250,000,000 aggregate principal amount of collateralized medium-term notes available for sale, the remaining $800,000 aggregate principal amount of Series A Notes no longer need to be registered.
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          Accordingly, in connection with its undertaking to do so,
the Company hereby deregisters a total of $800,000 aggregate principal amount of the Series A Notes which are still available for sale under Shelf Registration Statement No. 33-31436.
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                                SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, the registrant, PECO ENERGY COMPANY, certifies that it has reasonable grounds to believe that it meets all of therequirements for filing on Form S-3 and has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania on the 25th day of May 1995.

                             PECO ENERGY COMPANY

                          BY /s/ J. F. Paquette, Jr.
                       --------------------------------
                              J.F. Paquette, Jr.
                             Chairman of the Board

          Pursuant to the requirements of the Securities Act of 1933, this amendment has been signed by the following persons in the capacities and on the date indicated.

Signature                Title                               Date
/S/ J.F. Paquette, Jr.  Chairman of the Board             May 25, 1995
--------------------    and Director
J.F. Paquette, Jr.

/s/C.A. McNeill, Jr.    Chief Executive Officer,          May 25, 1995
-------------------     President and Director
C.A. McNeill, Jr.       (Principal Executive Officer)

/s/ K.G. Lawrence       Senior Vice President -           May 25, 1995
-------------------     Finance and Chief Financial
K.G. Lawrence           Officer (Principal Financial
                        and Accounting Officer)

          This amendment has also been signed by J.F. Paquette, Jr., Attorney-in-Fact, on behalf of the following Directors on the date indicated:

Susan W. Catherwood                                    Kinnaird R. McKee
M. Walter D'Alessio                                    Joseph J. McLaughlin
Nelson G. Harris                                       John M. Palms
Joseph C. Ladd                                         Ronald Rubin
Edithe J. Levit


By: /s/J.F. Paquette, Jr.                                 May 25, 1995
-----------------------------
J.F. Paquette, Jr., Attorney-in-fact
      S-3595.ASC